CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Caterpillar Inc. of our report dated February 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Caterpillar Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 16, 2022

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